EXHIBIT 14
                                                                 to SCHEDULE 13D


                             JOINT FILING AGREEMENT

                  The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreement. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is accurate.

Dated:  October 18, 2001

                                   METROMEDIA COMPANY


                                   By:  /s/ Stuart Subotnick
                                        ---------------------------------------
                                        Name:   Stuart Subotnick
                                        Title:


                                   JOHN W. KLUGE, CHASE MANHATTAN BANK AND
                                   STUART SUBOTNICK, TRUSTEES UNDER A TRUST
                                   AGREEMENT BETWEEN JOHN W. KLUGE, AS GRANTOR,
                                   AND JOHN W. KLUGE AND MANUFACTURERS HANOVER
                                   TRUST COMPANY, AS TRUSTEES, DATED MAY 30,
                                   1984, AS AMENDED AND RESTATED


                                   By:  /s/ John W. Kluge
                                        ---------------------------------------
                                        Name:   John W. Kluge
                                        Title:


                                   /s/ Stuart Subotnick
                                   --------------------------------------------
                                   Stuart Subotnick


                                   /s/ John W. Kluge
                                   --------------------------------------------
                                   John W. Kluge